EXHIBIT 23

CONSENT OF UHY LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 333-21349, 333-21351, 333-45315, 333-62196, and 333-115109 on Form S-8 of our report dated March 11, 2009 with respect to the consolidated financial statements and schedule of The Eastern Company, which appears in this Annual Report on Form 10-K of The Eastern Company for the year ended January 2, 2010.

/s/UHY LLP

Hartford, Connecticut

March 11, 2010

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